Exhibit 10.1

May 7, 2013

Alfred Sandrock

Dear Al:

In my letter to you dated April 16, 2013, I invited you to become a member of the G8, effective May 15, at which time you would become an Executive Officer of Biogen Idec.

Upon consideration I would like to change the effective date of your membership. Accordingly, I invite you to become a member of the G8, effective June 3, 2013, on which date you will become an Executive Officer of the Company and thereby subject to all disclosure requirements related to Executive Officer status.

To confirm your acknowledgement of this new effective date, please sign and return this letter and keep a copy for your records.

Sincerely,

/s/ George Scangos

Acknowledged and agreed:

/s/ Alfred Sandrock	5/10/2013
Alfred Sandrock	Signature Date

CC: K. DiPietro
D. Rhoades

April 16, 2013

Alfred Sandrock

Dear Al:

I am delighted that you have decided to remain with Biogen Idec, and am pleased to extend to you the promotion offer detailed on the attached term sheet. Your promotion will be effective on the first payroll date following your acceptance of this offer.

Upon your acceptance of this offer I would also like to invite you to become a member of the G8, effective May 15, at which time you will become an Executive Officer of the company. You will be subject to all disclosure requirements related to Executive Officer status.

Al, once again, we are all very excited by your decision, and look forward to a great future together.

To confirm your acceptance of this offer, please sign and return this letter and keep a copy for your records.

Sincerely,

/s/ George Scangos

George Scangos,
Chief Executive Officer

ACCEPTED:

/s/ Alfred Sandrock	4/16/2013
Alfred Sandrock	Signature Date

CC: K. DiPietro
D. Rhodes

Promotion & Retention Offer

Incumbent:	Sandrock, Al
New Level	23
New Bonus Target	50% of salary
New Position	Group SVP, CMO
Reports to	D. Williams, EVP R&D

	Biogen Idec Annual Compensation
	Current Compensation	New Compensation	% Difference (New vs. Current)	Comments
Salary	$525,000	$550,000	5%

Target Bonus
($)	$210,000	$500,000	138%	Min bonus guarantee each year
(%)	40%	(guaranteed)

Target Cash	$735,000	$1,050,000	43%

LTI Grant Value	$776,250	$1,500,000	93%	Annual LTI guarantee each year
		(guaranteed)

Total Compensation	$1,511,250	$2,550,000	69%

BIIB Summary of Retention Elements
Promotion to L23	New title of Group SVP, CMO
	50% bonus target with $500k guaranteed annual bonus minimum starting with the 2013 performance year
Cash Retention Bonus	$250k with no payback clause to be paid as soon as administratively feasible upon acceptance
Annual LTI*	$1.5m Guaranteed annual grant value, beginning with 2014 grant; Awards based on LTI plan design and
	vehicles in place at the time of grant
Special 1x LTI Grant*	$5m LTI grant value with 4 year graded vest starting 2016; To be granted at the same time as the 2014 LTI
	annual award; LTI grant value to be based on 50% MSUs and 50% RSUs
*Note: Guaranteed annual and special 1x LTI grants not subject to retirement provision in the 2008 Omnibus Plan